Exhibit 99.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of June 2, 2016, by and among NORTHSTAR REALTY FINANCE CORP., a Maryland corporation (“Sirius”), NORTHSTAR ASSET MANAGEMENT GROUP INC., a Delaware corporation (“Polaris”), and each of the persons listed on Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”).

W I T N E S S E T H:

WHEREAS, as of the date of this Agreement, each Shareholder is the record and/or a beneficial owner of the shares of Class A Common Stock and/or Class B Common Stock of COLONY CAPITAL, INC., a Maryland corporation (“Constellation”) set forth opposite such Shareholder’s name on Schedule A attached hereto (all such Constellation Shares, the “Owned Shares”, and together with any Constellation Shares over which a Shareholder acquires record or beneficial ownership after the date hereof, the “Subject Shares”);

WHEREAS, concurrently herewith, NEW POLARIS INC., a Maryland corporation (“New Polaris”), NEW SIRIUS INC., a Maryland corporation and a wholly owned subsidiary of Sirius (“New Sirius”), Sirius, Polaris, Constellation and the other parties signatory thereto are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other transactions, (a) Polaris will merge with and into New Polaris, with New Polaris being the surviving corporation, (b) New Sirius will merge with and into New Polaris, with New Polaris being the surviving corporation, and (c) Constellation will merge with and into New Polaris, with New Polaris being the surviving corporation (the “Merger” and the effective time of the Merger, the “Effective Time”);

WHEREAS, the Constellation Requisite Vote is the only vote of the holders of any class or series of Constellation’s capital stock necessary to adopt the Merger Agreement and approve the Merger; and

WHEREAS, as a condition to the willingness of New Polaris, Sirius and Polaris to enter into the Merger Agreement, and as inducement and in consideration therefor, Sirius and Polaris have required that each of the Shareholders agrees, and each of the Shareholders has agreed, in his or its capacity as a shareholder of Constellation, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1  Defined Terms.  For purposes of this Agreement, capitalized terms used in this Agreement that are defined in the Merger Agreement but not in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

SECTION 1.2  Other Definitions.  For purposes of this Agreement:

(a)  “Affiliate” means with respect to any person, any other person directly or indirectly, controlling, controlled by, or under common control with, such person, through one or more intermediaries or otherwise; it being understood that for purposes of this Agreement none of Polaris, Sirius or Constellation or any of their respective subsidiaries shall be deemed to be an Affiliate of any Shareholder.

(b)  “beneficial owner” and “beneficial ownership” with respect to any securities shall be as determined pursuant to Rule 13d-3 under the Exchange Act.

(c)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(d)  “Shareholder Permitted Liens” means (i) Liens applicable to the Subject Shares that may exist pursuant to securities laws, under Constellation’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Subject Shares held in brokerage accounts and (ii) the rights of the counterparties to that certain Contribution and Implementation Agreement, dated as of December 23, 2014, by and among Constellation and the other parties signatory thereto and each of the other agreements and documents executed by a Shareholder, or with respect to which it is bound as of the date hereof, in connection with the execution and consummation of such Contribution and Implementation Agreement (collectively, the “Contribution Agreement Documents”).

(e)  “Transfer” means any direct or indirect sale, assignment, disposition or other transfer, either voluntary or involuntary, of any capital stock or any interest in any capital stock; provided, that no Transfer shall be deemed to have occurred solely as a result of the entry into, modification of or existence of any bona fide pledge of capital stock in connection with a secured borrowing transaction, the pledgee with respect to which is a Person not an Affiliate of the transferor.

(f)  “Voting Period” means the period from and including the date of this Agreement through and including the earlier to occur of (a) the Effective Time, and (b) the termination of the Merger Agreement in accordance with its terms.

ARTICLE II
VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1  Agreement to Vote.

(a)  Each Shareholder hereby agrees that during the Voting Period, at any meeting of the shareholders of Constellation, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of Constellation or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders of Constellation is sought with respect to the matters described in this Section 2.1, each Shareholder shall vote (or cause to be voted), or execute (or cause to be executed) consents with respect to, as applicable, all of the Subject Shares as of the applicable record date (x) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (y) against each of the matters set forth in clauses (i), (ii) and (iii) below, whether such vote or consent is required or requested pursuant to applicable Law or otherwise:

(i)  any Constellation Acquisition Proposal, in each case, other than the Merger and the other transactions contemplated by the Merger Agreement and other than the Merger Agreement;

(ii)  any action, proposal, transaction or agreement that would, or would be reasonably expected to, result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Constellation contained in the Merger Agreement or of such Shareholder contained in this Agreement; and

(iii)  any action, proposal, transaction or agreement involving Constellation or any of its Subsidiaries that would, or would reasonably be expected to, prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the performance by such Shareholder of its obligations under this Agreement.

(b)  With respect to any meeting of the shareholders of Constellation held during the Voting Period, each Shareholder shall, or shall cause the holder of record of its Subject Shares beneficially owned by such Shareholder on any applicable record date to, appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum.  Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of that vote or consent.

(c)  Except as explicitly set forth in this Section 2.1, nothing in this Agreement shall limit the right of a Shareholder to vote (or cause to be voted), including by proxy or written consent, if applicable, in favor of, or against or to abstain with respect to, any matters presented to the shareholders of Constellation.

SECTION 2.2  Grant of Irrevocable Proxy.  Each Shareholder hereby irrevocably appoints Polaris and Sirius (and any of their respective designees) collectively as such Shareholder’s proxy, with full power of substitution and resubstitution, to attend all meetings of stockholders of Constellation (or any postponement or adjournment thereof) and to vote or execute consents during the Voting Period (it being understood that any action taken as such Shareholder’s proxy must be made jointly by Polaris and Sirius (or any their respective designees)), with respect to such Shareholder’s Subject Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 2.1 (the “Proxy Matters”)

and solely to the extent such Shareholder has not voted (or caused to be voted) or executed (or caused to be executed) consents with respect to, as applicable, all of the Subject Shares in the manner specified in Section 2.1 at least five (5) Business Days prior to the date of the applicable shareholder meeting, written consent or other circumstances upon which a vote, consent or other approval of all or some of the shareholders of Constellation is sought.  This proxy is given to secure the performance of the duties of such Shareholder under this Agreement.  Such Shareholder shall not directly or indirectly grant any person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of its Subject Shares that is inconsistent with Section 2.1 or this Section 2.2. It is expressly agreed that the proxy granted herein shall survive beyond the eleventh month after the date hereof to the extent the Voting Period is still in effect.

SECTION 2.3  Nature of Irrevocable Proxy.  The proxy granted pursuant to Section 2.2 by each Shareholder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Shareholder with regard to such Shareholder’s Subject Shares in respect of the Proxy Matters, and such Shareholder acknowledges that the proxy constitutes an inducement for New Polaris, Polaris and Sirius to enter into the Merger Agreement.  The proxy granted by each Shareholder is a durable proxy and shall survive the bankruptcy, dissolution, death or incapacity of such Shareholder.  The proxy granted hereunder shall terminate only upon the expiration of the Voting Period.

ARTICLE III
COVENANTS

SECTION 3.1  Restriction on Transferring Subject Securities.

(a)  Subject to Section 3.1(b), each Shareholder agrees that such Shareholder shall not, during the period from and including the date of this Agreement through and including the earlier to occur of (i) the date the Constellation Requisite Vote shall have been obtained and (ii) the termination of the Merger Agreement in accordance with its terms, Transfer, or cause or permit the Transfer of, any or all of such Shareholder’s Subject Shares, or any voting rights with respect thereto.

(b)  The restrictions set forth in Section 3.1(a) shall not apply to:

(i)  any Transfer of Subject Shares that is approved in writing by Polaris and Sirius;

(ii)  in the case of any Shareholder that is a natural person, any Transfer of Subject Shares by will or the laws of intestacy;

(iii)  the Transfer of Subject Shares as a bona fide gift or gifts;

(iv)  the Transfer of some or all Subject Shares to any trust, partnership, corporation or limited liability company established and held for the direct or indirect benefit of the Shareholder or his family members;

(v)  the Transfer of some or all Subject Shares to Constellation to satisfy any indemnification obligations of the Shareholder under the Contribution Agreement Documents;

(vi)  the Transfer of a number of Subject Shares sufficient for the Shareholder to realize an amount of cash on an after-tax basis equal to any and all taxes that apply to the issuance or vesting of any Subject Shares or options, warrants or other rights to acquire additional Constellation Shares; and

(vii)  the conversion of shares of Class B Common Stock into shares of Class A Common Stock.

provided that, in the case of Transfers described in clauses (i) – (iv) of this Section 3.1(b), the transferee shall concurrently with such Transfer execute a customary joinder in form and substance reasonably satisfactory to Polaris and Sirius agreeing to be a “Shareholder” hereunder (if such transferee is not already a party to this Agreement) and to perform all obligations as a Shareholder pursuant to this Agreement with respect to the Subject Shares.

(c)  Each Shareholder agrees with, and covenants to, Polaris and Sirius that such Shareholder shall not request that Constellation register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Shareholder’s Subject Shares, unless such Transfer is made in compliance with this Agreement.

(d)  Any Transfer or attempted Transfer of Subject Shares or voting rights with respect thereto in violation of this Section 3.1 shall, to the fullest extent permitted by Law, be null and void ab initio.

SECTION 3.2  No Shop Obligations of Each Shareholder.  Each Shareholder shall, and each Shareholder shall direct each of its Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person conducted heretofore with respect to any Constellation Acquisition Proposal, in each case, other than the Merger and the other transactions contemplated by the Merger Agreement and other than the Merger Agreement. Each Shareholder agrees that, during the Voting Period, the Shareholder shall not, and such Shareholder shall direct its Representatives acting on its behalf not to, directly or indirectly, take any action, in its or their capacity as a shareholder of Constellation, that would constitute a breach of Section 6.03 of the Merger Agreement assuming that, solely for purposes of this Section 3.2, the Shareholder was a Representative of Constellation.  Notwithstanding anything to the contrary, solely to the extent Constellation is permitted to take certain actions set forth in Section 6.03 of the Merger Agreement with respect to a Constellation Acquisition Proposal, each Shareholder and its Representatives will be free to participate in any discussions or negotiations regarding such Constellation Acquisition Proposal, provided that (x) such Shareholder has not breached this Section 3.2 and (y) such action by such Shareholder and its Representatives would be permitted to be taken by Constellation pursuant to Section 6.03 of the Merger Agreement.

ARTICLE IV
GENERAL COVENANTS

SECTION 4.1  General Covenants.  Each Shareholder agrees that such Shareholder shall not:

(a)  enter into any agreement, commitment, letter of intent, agreement in principle or understanding with any person or take any other action that violates or conflicts with such Shareholder’s covenants and obligations under this Agreement; or

(b)  take any action that restricts or otherwise adversely affects such Shareholder’s legal power, authority and right to comply with and perform such Shareholder’s covenants and obligations under this Agreement.

SECTION 4.2  Additional Shares.  Each Shareholder agrees that any additional Subject Shares beneficial ownership of which is acquired by such Shareholder during the Voting Period shall automatically become subject to the terms of this Agreement and shall constitute Subject Shares for all purposes of this Agreement.

SECTION 4.3  Cooperation.  Each Shareholder shall reasonably cooperate with Sirius, Polaris and Constellation in connection with Sirius’, Polaris’ and Constellation’s efforts to make any necessary filings and submissions with, and obtain any necessary consents, approvals, waivers and authorizations of, and actions or nonactions by, any Governmental Authority or any third party necessary to be made in connection with the transactions contemplated by the Merger Agreement, and shall provide to Sirius, Polaris and/or Constellation reasonably promptly any information regarding such Shareholder and its Affiliates as shall be reasonably requested by Sirius, Polaris or Constellation in connection with such efforts. Each Shareholder shall make as promptly as practicable all necessary filings and submissions required to be made by it with any Governmental Authority in connection with the transactions contemplated by the Merger Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder hereby represents and warrants to Sirius and Polaris as follows:

SECTION 5.1  Authorization; Enforceability.  Such Shareholder has all necessary legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly executed and delivered by such Shareholder and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity.

SECTION 5.2  Ownership of Subject Shares.  As of the date hereof, such Shareholder does not own, beneficially or of record, any Constellation Shares or any other securities of Constellation, including but not limited to any options, warrants or other rights (excluding interests in Colony Capital Operating Company, LLC) to acquire any additional Constellation Shares or any security exercisable for or convertible into Constellation Shares, other than such Shareholder’s Owned Shares listed opposite such Shareholder’s name on Schedule A attached hereto.  Such Shareholder is the sole record holder and/or beneficial owner of all of such Shareholder’s Subject Shares, free and clear of all Liens, including any restriction on the right to vote or otherwise transfer such Subject Shares, other than the Shareholder Permitted Liens, and except as provided under this Agreement, including, without limitation, pledges contemplated by the terms of this Agreement, or pursuant to any applicable restrictions on transfer under the Securities Act.

SECTION 5.3  Power to Vote Shares.  Such Shareholder has sole voting power, sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shareholder’s Subject Shares, with no limitations, qualifications, or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.  Any proxies granted by such Shareholder in respect of any or all of its Owned Shares prior to and including the date hereof (except as set forth herein) have been revoked.

SECTION 5.4  No Conflicts.  Except as set forth in the Merger Agreement (including, without limitation, filings as may be required under applicable securities laws) and except for any filing required under Section 13 or Section 16 under the Exchange Act, and except for all necessary filings and submissions required to be made by a Shareholder with any Governmental Authority in connection with the transactions contemplated by the Merger Agreement, (x) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other person is necessary for the execution of this Agreement by such Shareholder and the performance by such Shareholder of its obligations hereunder, and (y) none of the execution and delivery of this Agreement by such Shareholder, or the consummation by such Shareholder of the transactions contemplated by this Agreement or compliance by such Shareholder with any of the provisions of this Agreement shall (i) conflict with or result in any breach of the organizational documents, if applicable, of such Shareholder, (ii) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, lease, license, permit, agreement, commitment, arrangement, understanding, or other obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of its Subject Shares are bound, or (iii) violate any applicable law, rule, regulation, order, judgment, or decree applicable to such Shareholder, except for in each case under clauses (i) and (ii) as would not impair such Shareholder’s ability to perform its obligations under this Agreement.

SECTION 5.5  Acknowledgement.  Such Shareholder understands and acknowledges that Polaris and Sirius are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF POLARIS AND SIRIUS

Each of Sirius and Polaris hereby, severally and not jointly, represents and warrants to each Shareholder as follows:

SECTION 6.1  Authorization.  Such entity has all necessary legal capacity, corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by such entity and, assuming it has been duly and validly executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with the terms of this Agreement, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity.

SECTION 6.2  No Conflicts.  Except as set forth in the Merger Agreement (including, without limitation, filings as may be required under applicable securities laws), (x) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other person is necessary for the execution of this Agreement by such entity and the performance by such entity of its obligations hereunder, and (y) none of the execution and delivery of this Agreement by such entity, or the consummation by such entity of the transactions contemplated by this Agreement or compliance by such entity with any of the provisions of this Agreement shall (i) conflict with or result in any breach of the organizational documents of such entity, (ii) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under any of the terms, conditions or provisions of any note, contract, lease, license, permit, agreement, commitment, arrangement, understanding, mortgage, bond, indenture, or other obligation of any kind to which such entity is a party or by which such entity or any of its properties is bound; or (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or other Governmental Authority that is binding on such entity or any of its properties, except for in each case under clauses (i) through (iii) as would not impair the ability of such party to perform its obligations under this Agreement.

ARTICLE VII
TERMINATION

SECTION 7.1  This Agreement and all obligations of the parties hereunder shall automatically terminate upon the expiration of the Voting Period.  Upon the termination of this Agreement, none of the parties hereto shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect; provided, however, that this Section 7.1, Section 8.2 and Sections 8.6 through 8.14 shall survive termination of this Agreement.  Notwithstanding the foregoing, termination of this Agreement shall not relieve any party from any liability, or prevent any party from seeking any remedies (at law or in equity) against any other party, for that party’s breach of any of its representations, warranties, covenants or obligations under this Agreement prior such termination.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.1  No Agreement as Director or Officer.  Notwithstanding any provision of this Agreement to the contrary, the Shareholders have entered into this Agreement solely in their capacity as shareholders of Constellation, and nothing in this Agreement (a) shall limit, restrict or otherwise affect any Shareholder, in his or her capacity as a director or officer of Constellation or any of its Subsidiaries (if applicable) from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing Constellation or any of its Subsidiaries to exercise rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement, or (b) shall be construed to prohibit, limit or restrict any Shareholder, in his or her capacity as a director or officer of Constellation or any of its Subsidiaries (if applicable), from exercising such Shareholder’s fiduciary duties as a director or officer to Constellation or any of its Subsidiaries or any of their respective shareholders.

SECTION 8.2  Publication.  Each Shareholder hereby consents to and authorizes New Polaris, Sirius, Polaris and/or Constellation to publish and disclose in any and all applicable filings with the SEC or any other Governmental Authority, and any other announcements, disclosures or filings required by applicable Law such Shareholder’s identity and ownership of Constellation Shares and the nature of such Shareholder’s commitments, arrangements and understandings pursuant to this Agreement and/or the Merger Agreement; provided that Sirius and Polaris (as applicable) shall give each Shareholder and its legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to being made public.

SECTION 8.3  Amendments, Waivers, etc.  This Agreement may be amended by an instrument in writing signed on behalf of Polaris, Sirius and each of the Shareholders that would be bound by such amendment.  Any agreement on the part of any party hereto to any waiver of compliance with any representations, warranties, covenants or agreements contained in this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.  The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any party may, subject to applicable Law, make or grant any consent under this Agreement.

SECTION 8.4  Enforcement of Agreement; Specific Performance.  Each party hereto acknowledges and agrees that the others would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance, breach or threatened breach of this Agreement by any party could not be adequately compensated by monetary damages alone and that the other parties would not have any adequate remedy at law. Accordingly, each party hereto shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek and obtain (a) enforcement of any provision of this Agreement by a decree or order of specific performance and (b) a temporary, preliminary and/or permanent injunction to prevent breaches or threatened breaches of any provisions of this Agreement without posting any bond or undertaking. Each party further agrees it shall not object to the granting of injunctive or other equitable relief on the basis that there exists adequate remedy at law. Each party hereby expressly further waives (i) any defense in any action for specific performance that a remedy at law would be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or in equity and (ii) any requirement under any Law to post security as a prerequisite to obtaining equity relief. Each party agrees that the other parties’ initial choice of remedy will be to seek specific performance of this Agreement in accordance with its terms. If a court of competent jurisdiction denies such relief, a non-breaching party may seek alternative remedies, including damages in the same or another proceeding.

SECTION 8.5  Notices.  All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given if personally delivered, facsimile transmitted (with confirmation) or mailed by registered or certified mail (return receipt requested) to the persons and addresses set forth below or such other place as such party may specify by like notice (provided that notices of a change of address will be effective only upon receipt thereof).

(a)  If to Sirius, addressed to it at:

c/o NorthStar Realty Finance Corp.
399 Park Avenue
18th Floor
New York, New York 10022
Attention: General Counsel
Email: rlieberman@nrfc.com

with copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
7400 Beaufont Springs Drive
Suite 300
Richmond, VA 23225
Attention:  Daniel M. LeBey
Facsimile:  (804) 479-8286
Email:  dlebey@velaw.com

and

Venable LLP

750 East Pratt Street, Suite 900

Baltimore, MD 21202

Attention: Michael D. Schiffer

Facsimile: (410) 244-7742

Email: mdschiffer@venable.com

(b)  If to Polaris, addressed to it at:

c/o NorthStar Asset Management Group Inc.
399 Park Avenue
18th Floor
New York, New York 10022
Attention: General Counsel
Email: rlieberman@nsamgroup.com

Facsimile:  (212) 547-2704

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
Attention:  Mitchell S. Eitel

Robert W. Downes

Facsimile:  (212) 291-9046

(212) 291-9043

Email:  eitelm@sullcrom.com
downesr@sullcrom.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver and Jacobson, LLP
One New York Plaza
New York, NY 10004-1980
Attention: Steven G. Scheinfeld

Philip Richter

Facsimile: (212) 859-4000

Email:  steven.scheinfeld@friedfrank.com
philip.richter@friedfrank.com

(c)  If to any Shareholder, addressed to it at the address set forth below such Shareholder’s signature hereto:

(d)  In each case, with copies to Constellation:

Colony Capital, Inc.

515 S. Flower Street, 44th Floor

Los Angeles, CA 90071

Attention: Director - Legal

Email: ColonyLegal@colonyinc.com

Ronald M. Sanders
Colony Capital, Inc.
712 Fifth Avenue, 35th Floor
New York, New York 10019
Phone:  212-230-3306

Fax:    646-837-5321
E-Mail: rsanders@colonyinc.com

and

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:  Thomas M. Cerabino
Adam M. Turteltaub

Facsimile:  (212) 728-9208
(212) 728-9129
Email:  tcerabino@willkie.com
aturteltaub@willkie.com

or, in each case, to that other address as any party shall specify by written notice so given, and notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Notices will be deemed to have been received (x) on the date of receipt if (i) personally delivered or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by fax (to such number specified above or another number or numbers as such person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery) or (y) on the date five (5) business days after dispatch by registered or certified mail.

SECTION 8.6  Headings; Titles. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

SECTION 8.7  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of this invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon determination that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.8  Entire Agreement.  This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement, and any documents delivered by the parties in connection herewith), constitutes the entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter of this Agreement.

SECTION 8.9  Assignment; Binding Effect; No Third Party Beneficiaries; Further Action.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties; provided that each of Polaris and Sirius may assign its rights, interests or obligations hereunder to one or more of its Subsidiaries.  This Agreement shall be binding upon and shall inure to the benefit of Polaris and Sirius and their respective successors and assigns and shall be binding upon the Shareholders and the Shareholders’ successors, assigns, permitted transferees, heirs, executors and administrators.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person (other than, in the case of Polaris and Sirius, their respective successors and assigns and, in the case of the Shareholders, the Shareholders’ successors, assigns, permitted transferees, heirs, executors and administrators) any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided, however, that Constellation and its successors and assigns, shall be express third party beneficiaries hereof.  Each of the Shareholders, Sirius and Polaris shall take any further action and execute any other instruments as may be reasonably requested by the other parties to this Agreement to effectuate the intent of this Agreement.

SECTION 8.10  Mutual Drafting.  Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. This Agreement shall not be deemed to have been prepared or drafted by any one party or another or any party’s attorneys.

SECTION 8.11  Governing Law and Consent to Jurisdiction.  The execution, interpretation, and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to any conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State of New York.  EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY (OTHER THAN THE CONFIDENTIALITY AGREEMENTS), AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER PARTIES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.  NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT,

PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

SECTION 8.12  Counterparts; Facsimiles.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

SECTION 8.13  Liability.  The rights and obligations of each of the Shareholders under this Agreement shall be several and not joint. All references to actions to be taken by the Shareholders, or representations and warranties to be made, under this Agreement refer to actions to be taken or representations and warranties to be made by Shareholders acting severally and not jointly.  Except for any liability for claims, losses, damages, liabilities or other obligations arising out of a Shareholder’s failure to perform its obligations hereunder, the parties agree that no Shareholder (in its capacity as a Shareholder of Constellation) will be liable for claims, losses, damages, liabilities or other obligations resulting from or relating to the Merger Agreement, including any breach by Constellation of the Merger Agreement, and that Constellation shall not be liable for claims, losses, damages, liabilities or other obligations resulting from or related to any Shareholder’s failure to perform its obligations hereunder.

SECTION 8.14  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any other person any direct or indirect ownership or incident of ownership of or with respect to any Subject Shares.  All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the holder thereof, and no other person shall have any authority to exercise any power or authority to direct any Shareholder in the voting of any of the Subject Shares except as provided in this Agreement.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

NORTHSTAR ASSET MANAGEMENT GROUP INC.

By:	/s/ Ronald J. Liberman
Name:	Ronald J. Lieberman
Title:	Executive Vice President, General
Counsel and Secretary

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Jonathan A. Langer
Name:	Jonathan A. Langer
Title:	Chief Executive Officer

Signature Page to Voting and Support Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

SHAREHOLDERS:

THOMAS J BARRACK JR

TRUSTEE U/D/T DATED

03/15/90 FBO THE BARRACK

FAMILY

By:	/s/ Thomas J Barrack Jr
Name:	Thomas J Barrack Jr
Title:	Trustee

Address:

Thomas J Barrack Jr

Trustee U/D/T Dated

03/15/90 FBO The Barrack

Family

c/o Colony Capital, Inc.

515 South Flower Street, 44th Floor

Los Angeles, CA 90071

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld
2029 Century Park East, 22nd Floor
Los Angeles, CA 90067
Attention:  Frank Reddick
Facsimile:  (310) 229-1001
Email:  freddick@akingump.com]

Signature Page to Voting and Support Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

RICHARD B. SALTZMAN

By:	/s/ Richard B. Saltzman

Address:

Richard B. Saltzman

c/o Colony Capital, Inc.

712 5th Avenue

New York, NY 10019

Signature Page to Voting and Support Agreement

Schedule A

Ownership Information

Shareholder	Number of Shares of Constellation Class A Common Stock	Number of Shares of Constellation Class B Common Stock
THOMAS J BARRACK JR TRUSTEE U/D/T DATED 03/15/90 FBO THE BARRACK FAMILY c/o Colony Capital, Inc. 515 South Flower Street, 44th Floor Los Angeles, CA 90071	782,834	527,131

RICHARD B. SALTZMAN c/o Colony Capital, Inc. 712 5th Avenue New York, NY 10019	1,834,457	0